Exhibit 4.2

AMERICAN FINANCIAL REALTY TRUST

Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 1, 2004

To

INDENTURE

Dated as of July 9, 2004

4.375% CONVERTIBLE SENIOR NOTES DUE 2024

EXHIBITS

Exhibit A: Form of Note

Exhibit B: Form of Certificate to be Delivered upon Exchange or Registration of Transfer of Notes

First Supplemental Indenture

FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 2004 (this “First Supplemental Indenture”), between AMERICAN FINANCIAL REALTY TRUST, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), having its principal office at 1725 The Fairway, Jenkintown, Pennsylvania 19046, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of July 9, 2004 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this First Supplemental Indenture being referred to herein as the “Indenture”); and

WHEREAS, pursuant to the Original Indenture, the Company and the Trustee executed global Note No. 1, dated July 9, 2004, in the principal amount of $300,000,000 (the “Old Note”); and

WHEREAS, the Board of Trustees has authorized the issuance of notes on the same terms as the Old Note in the additional principal amount of up to $150,000,000, in accordance with the provisions of the Original Indenture, to be established by a supplemental indenture executed by the Company and by the Trustee; and

WHEREAS, the Company is initially issuing $135,000,000 principal amount of 4.375% Convertible Senior Notes due 2024 hereby (the “Notes”) and is authorized to issue Notes in the additional principal amount of up $15,000,000 on the same terms as the Old Note (the “Additional Authorized Amount”); and

WHEREAS, the Company may reopen the series of Notes and reissue Notes in an amount up to the Additional Authorized Amount at any time pursuant to a new global note; and

WHEREAS, the Company proposes to cancel the Old Note and to issue a new global note, Note No. 2, in the principal amount of $435,000,000 (the “New Note”) to include both the Old Note and the Notes issued hereby; and

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to make this First Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed; and

WHEREAS, the Company has entered into a Registration Rights Agreement dated as of October 1, 2004 (the “Registration Rights Agreement”) relating to the Notes between the Company and the Initial Purchaser named therein;

First Supplemental Indenture

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders (in this First Supplemental Indenture, such term having the same meaning as in the Registration Rights Agreement) of the Notes, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Relation to Indenture.

With respect to the Notes, this First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

For all purposes of this First Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03. General References.

All references in this First Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this First Supplemental Indenture.

ARTICLE 2

THE NOTES

SECTION 2.01. The Form and Title of the Notes.

The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this First Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this First Supplemental Indenture for all intents and purposes)).

SECTION 2.02. Amount.

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall cancel the Old Note and initially authenticate and deliver the New Note for original issue in an initial aggregate principal amount of $435,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Note. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes, including Notes in an amount up to the Additional Authorized Amount, that may be issued hereafter shall be part of the same series of Notes for all purposes under the Indenture.

2	First Supplemental Indenture

SECTION 2.03. Stated Maturity.

The Notes may be issued on any Business Day on or after October 1, 2004, and the Stated Maturity of the Notes shall be July 15, 2024.

SECTION 2.04. Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05. Place of Payment.

As long as any Notes are outstanding, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment, as set forth in Section 5.02 of the Original Indenture.

SECTION 2.06. Optional Redemption.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with the Original Indenture.

SECTION 2.07. Satisfaction and Discharge.

Article 13 of the Original Indenture shall apply to the Notes.

SECTION 2.08. Global Notes; Restrictions on Transfer and Exchange.

The Notes shall initially be issued in the form of one or more Global Notes. Such Global Notes, as necessary, (i) shall bear the legends applicable to Global Notes set forth in Section 2.05(c) of the Original Indenture, (ii) may be exchanged in whole or in part for Notes in definitive form upon the terms and subject to the conditions provided in Section 2.05(a) of the Original Indenture and in this First Supplemental Indenture and (iii) shall otherwise be subject to the applicable provisions of the Indenture.

(1) Rule 144A Global Notes. The Notes offered and sold to “qualified institutional buyers” (“QIBs” or individually, a “QIB”) (which term shall have the meaning assigned to it in Rule 144A under the Notes Act of 1933, as amended (the “Notes Act”)) in the United States of America in reliance on Rule 144A will initially be issued as permanent Global Notes (the “Rule 144A Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Rule 144A Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for The Depository Trust Company (“DTC”), which shall act as Depositary with respect to the Notes constituting Global Notes) and registered in the name of DTC or a nominee thereof.

SECTION 2.09. Transfer and Exchange.

(1) Transfer and Exchange of Notes in Certificated Form. In addition to the requirements set forth in Section 2.05 of the Original Indenture, the Notes in certificated form that are Registrable Securities under the Registration Rights Agreement (the “Transfer Restricted Notes”) presented or surrendered for registration of transfer or exchange pursuant to Section 2.05 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Note Registrar may conclusively rely:

(a) if such Transfer Restricted Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

3	First Supplemental Indenture

(b) if such Transfer Restricted Notes are being transferred (1) to a QIB in accordance with Rule 144A under the Notes Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Notes Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Notes Act, a certification to that effect from such holder (in substantially the form of Exhibit B hereto); or

(c) if such Transfer Restricted Notes are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Notes Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(2) Transfer and Exchange of Global Notes. The transfer and exchange of the Global Notes (as defined below) or beneficial interests therein shall be effected through the Depositary, upon the terms and subject to the conditions provided in Section 2.05 of the Original Indenture and Article 2 of this First Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Notes Act.

SECTION 2.10. Legends.

(1) Excepted as permitted by the following paragraph (2) immediately below, each certificate evidencing the Rule 144A Global Notes (each a “Global Note”) or any other Notes in certificated form (and all Notes issued in exchange therefor or substitution thereof other than the Exchange Notes (as defined below)) shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF AMERICAN FINANCIAL REALTY TRUST (THE “COMPANY”) THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE

4	First Supplemental Indenture

COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE ISSUE PRICE OF EACH NOTE IS $980.00 PER $1,000.00 OF ORIGINAL PRINCIPAL AMOUNT, THE ISSUE DATE IS JULY 9, 2004 AND THE YIELD TO MATURITY IS 4.846% PER ANNUM, COMPOUNDED SEMI-ANNUALLY. IF THE NOTE IS NOT REPURCHASED ON OR BEFORE JULY 15, 2009, THEN SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE NOTE WILL BE TREATED AS IF IT WERE REPURCHASED ON THAT DATE AND A NEW NOTE ISSUED FOR AN AMOUNT EQUAL TO THE ADJUSTED ISSUE PRICE OF THE NOTE ON THAT DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED OCTOBER 1, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

(2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Notes Act or an effective registration statement under the Notes Act, which effectiveness shall be certified by the Company to the Trustee and Note Registrar upon which each may conclusively rely:

(a) in the case of any Transfer Restricted Security in definitive form, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the legend set forth in (1) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend(s) set forth in (1) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Notes Act or pursuant to an effective registration statement under the Notes Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.05 of the Original Indenture and this Section 2.10 of this First Supplemental Indenture.

SECTION 2.11. Registration Rights Agreement.

Holders of the Notes shall have the benefit of the Company’s registration obligations with respect to the Notes, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement.

5	First Supplemental Indenture

ARTICLE 3

MISCELLANEOUS

SECTION 3.01. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

SECTION 3.02. Supplemental Indentures.

The provisions of Article 11 of the Original Indenture shall not be supplemented or amended by any provision of this First Supplemental Indenture, and any future Supplemental Indenture adopted pursuant to Article 11 (including, but not limited to, Section 11.01(g)) shall apply to the Notes issued pursuant to this First Supplemental Indenture to the same extent as to the Notes issued pursuant to the Original Indenture.

SECTION 3.03. Continued Effect.

Except as expressly supplemented and amended by this First Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04. Governing Law.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.05. Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

6	First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

AMERICAN FINANCIAL REALTY TRUST

By:	/s/ Glen Blumenthal
Name:	Glen Blumenthal
Title:	Senior Vice President—Asset Management and Chief Operating Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Yana Kalachikova
Name:	Yana Kalachikova
Title:	Authorized Signatory/Associate

First Supplemental Indenture

EXHIBIT A

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities:]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF AMERICAN FINANCIAL REALTY TRUST (THE “COMPANY”) THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE ISSUE PRICE OF EACH NOTE IS $980.00 PER $1,000.00 OF ORIGINAL PRINCIPAL AMOUNT, THE ISSUE DATE IS JULY 9, 2004 AND THE YIELD TO MATURITY IS 4.846% PER ANNUM, COMPOUNDED SEMI-ANNUALLY. IF THE NOTE IS NOT REPURCHASED ON OR BEFORE JULY 15, 2009, THEN SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE NOTE WILL BE TREATED AS IF IT WERE REPURCHASED ON THAT DATE AND A NEW NOTE ISSUED FOR AN AMOUNT EQUAL TO THE ADJUSTED ISSUE PRICE ON THE NOTE ON THAT DATE.

THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED OCTOBER 1, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

AMERICAN FINANCIAL REALTY TRUST

4.375% CONVERTIBLE SENIOR NOTE DUE 2024

CUSIP: 02607PAA5

No.	principal amount $

American Financial Realty Trust, a real estate investment trust, duly organized and validly existing under the laws of the State of Maryland (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum set forth on Schedule I hereto on July 15, 2024 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay regular interest, semiannually on January 15 and July 15 of each year, commencing January 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.375%, from January 15 or July 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from July 9, 2004 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Note shall bear regular interest, if any, from such January 15 or July 15; provided that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Note shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for; and provided further that if no interest has been paid or duly provided for on this Note, then this Note shall bear interest from July 9, 2004. Except as otherwise provided in the Indenture, Interest payable on the Note pursuant to the Indenture on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the Regular Record Date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 1%, per annum, compounded semi-annually.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Shares, cash or a combination of cash and Common Shares on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AMERICAN FINANCIAL REALTY TRUST

By:
Name:
Title:

October 1, 2004

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

By:
Authorized Signatory

, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

AMERICAN FINANCIAL REALTY TRUST

4.375% CONVERTIBLE SENIOR NOTE DUE 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.375% Convertible Senior Notes due 2024 (herein called the “Notes”), issued and to be issued under and pursuant to an Indenture dated as of July 9, 2004 (herein called the “Original Indenture”), and the First Supplemental Indenture to the Indenture dated as of October 1, 2004 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) change the Stated Maturity of, or any payment date of any installment of Interest on, any Note; reduce the principal amount or Redemption Price of, or the rate of Interest on, any Note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Note; change the currency for payment of principal of, or Interest on, any Note; impair the right to institute suit for the enforcement of any payment of any amount with respect to any Note when due; adversely affect the conversion rights provided in Article 15; modify the provisions of the Indenture requiring the Company to make an offer to repurchase Notes upon a Change in Control pursuant to Section 3.05, or to repurchase the Notes at the option of the holders pursuant to Section 3.06; reduce the percentage of principal amount of the Outstanding Notes necessary to modify or amend the Indenture or to consent to any waiver provided for in the Indenture; waive a default in the payment of any amount or Common Shares with respect to any Note when due (except as provided in Section 7.01); or make any changes to Section 7.07 or Section 11.02 or (ii) reduce the aforesaid percentage in principal amount of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then Outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the Notes, (B) a failure by the Company to convert any Notes into Common Shares, cash or a combination of cash and Common Shares in accordance with the terms of the Indenture or (C) a default in respect of a covenant or provision of the Indenture which under of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then Outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

At any time on or after July 20, 2009 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes being redeemed plus accrued and unpaid Interest up to, but not including, the Redemption Date; provided that if the applicable Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the corresponding Regular Record Date instead of the holders surrendering such Notes for redemption on such date.

In no event will any Note be redeemable at the option of the Company before July 20, 2009.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Change in Control occurs at any time prior to maturity of the Notes, this Note will be redeemable on a Change in Control Repurchase Date, specified by the Company, which shall be not less than 45 days nor more than 60 days after the date the Change in Control Repurchase Notice is given, at the option of the holder of this Note at a Change in Control Repurchase Price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid Interest thereon up to but not including the Change in Control Repurchase Date; provided that if the Change in Control Repurchase Date is between the close of business on an Interest Record Date and the opening of business on the related Interest Payment Date, accrued and unpaid Interest will be payable to the holders in whose names the Notes were registered at the close of business on the relevant Interest Record Date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Change in Control and of the repurchase right arising as a result thereof on or before the thirty (30) days after the occurrence of such Change in Control. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Form of Change in Control Repurchase Election” on the reverse thereof duly completed, together with such Note, duly endorsed for transfer at any time prior to the close of business on the third Business Day immediately preceding the Change in Control Repurchase Date.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on July 15, 2009, July 15, 2014 and July 15, 2019 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Note up to but not including the Company Repurchase Date; provided that if the applicable Company Repurchase Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is twenty (20) Business Days prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

The Company Repurchase Price to be paid on any of July 15, 2009, July 15, 2014 and July 15, 2019 and the Change in Control Repurchase Price to be paid on any Change in Control Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

Holders have the right to withdraw any Change in Control Repurchase Election or a Company Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to (1) the close of business on the Business Day prior to the Change in Control Repurchase Date or (2) the close of business on the Company Repurchase Date, as the case may be, all as provided in the Indenture.

If money sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into shares of the Company’s Common Shares at an initial Conversion Rate of 56.0538 Common Shares per $1,000 principal amount of the Notes (an initial Conversion Price of approximately $17.84 per share), subject to the Company’s right to deliver, in lieu of Common Shares, cash or a combination of cash and Common Shares, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the Common Shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by its duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Shares, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into Common Shares may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

In addition, following certain corporate transactions as set forth in Section 15.01(b) that occur on or prior to July 15, 2009 and that constitute a Change in Control (other than relating to the composition of the Board of Trustees as described in clause (d) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Shares (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, a Noteholder who elects to convert its Notes in connection with such corporate transaction will be entitled to receive Additional Shares of Common Shares upon conversion in certain circumstances, subject to the Company’s payment elections set forth in the Indenture.

No adjustment in respect of Interest on any Note converted or dividends or distributions on any Common Shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment by the holder, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Change in Control that is after a Regular Record Date and prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Change in Control or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Any Note called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued and unpaid Interest to, but not including, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into Common Shares and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or trustee or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined. Unless otherwise provided, section references in the Note shall be references to the appropriate section of the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of	under Uniform Gifts to Minors Act
	survivorship and not as tenants in	___________________________
	common	(State)

Additional abbreviations may also be used though not in the above list.

A-1	First Supplemental Indenture

FORM OF

CONVERSION NOTICE

TO:	AMERICAN FINANCIAL REALTY TRUST
DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into Common Shares of American Financial Realty Trust in accordance with the terms of the Indenture referred to in this Note, subject to the Company’s payment elections, and directs that the shares issuable and deliverable payable upon such conversion, together with any check in payment of amounts due upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.

Dated:

Signature(s)

A-2	First Supplemental Indenture

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares if to be issued, and Notes if to be delivered, and the name of the check to be issued, if any, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

A-3	First Supplemental Indenture

FORM OF

CHANGE IN CONTROL REPURCHASE ELECTION

TO:	AMERICAN FINANCIAL REALTY TRUST
DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from American Financial Realty Trust (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such principal amount or portion thereof, together with accrued Interest up to, but not including, the Change in Control Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

A-4	First Supplemental Indenture

FORM OF

COMPANY REPURCHASE ELECTION

TO:	AMERICAN FINANCIAL REALTY TRUST
DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from American Financial Realty Trust (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal or portion thereof, together with accrued Interest up to, but not including, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

A-5	First Supplemental Indenture

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To American Financial Realty Trust or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to American Financial Realty Trust or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

A-6	First Supplemental Indenture

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Change in Control Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-7	First Supplemental Indenture

Schedule I

AMERICAN FINANCIAL REALTY TRUST.

4.375% Convertible Senior Notes Due 2024

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

A-8	First Supplemental Indenture

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re: 4.375% Convertible Senior Notes due 2024 of American Financial Realty Trust (the “Notes”).

This Certificate relates to $             principal amount of Notes held by                      (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Notes Act (as defined below) because:**

•	Such Note is being acquired for the Transferor’s own account without transfer.

•	Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Notes Act of 1933, as amended (the “Notes Act”)), in accordance with Rule 144A under the Notes Act.

•	Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Notes Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Notes Act.

•	Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Notes Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

**	Check appropriate box.

B-1	First Supplemental Indenture